Exhibit 3.112

Form 205 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Liability Company	This space reserved for office use.

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

GOOD SPIRITS LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☒   A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐   B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

701 Brazos Street, Suite 1050	Austin	TX	78701
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☒ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Albertson’s, Inc., its Sole Member
Organization Name
ADDRESS OF GOVERNING PERSON

250 Parkcenter Blvd., P.O. Box 20	Boise	ID	USA	83726
Street or Mailing Address	City	State	Country	Zip Code

Form 205

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

This limited liability company is being formed pursuant to a plan of conversion.

Prior to the conversion, this entity was a Texas corporation by the name of Good Spirits, Inc., located at 7580 Oak Grove Road, Fort Worth, Texas 76140 and formed on February 23, 1977 under file number 39920100.

Form 205

The name and address of the organizer:

Paul G. Rowan
Name

250 Parkcenter Blvd., P.O. Box 20	Boise	ID	83726
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: June 1, 2006

/s/ Paul G. Rowan
Signature of organizer Paul G. Rowan

Form 205

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

GOOD SPIRITS LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐	For-profit Corporation	☐	Professional Corporation

☐	Nonprofit Corporation	☐	Professional Limited Liability Company

☐	Cooperative Association	☐	Professional Association

☒	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800662782

The date of formation of the entity is: 6/1/2006

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424	6

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐	A. The registered agent is an organization (cannot be entity named above) by the name of:

OR
☐	B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐	Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒	Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 3 of the certificate of formation is altered to select A and delete the selection of B. The names and address of each initial manager is: Robert Miller, 0305 SW Montgomery #F508, Portland, Oregon 97201; Clem Washington, 3813 Hunters Trail Drive, Carrollton, TX 75007; and Perry Byrne, 7580 Oak Grove Road, Fort Worth, TX 76140.

☐	Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: June 7th, 2006

/s/ Robert Miller
Robert Miller

Signatutre and title of authorized person(s) (see instructions)

8

Form 424